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                          CERTIFICATE OF INCORPORATION

                                       OF

                      NATIONAL AUTO FINANCE COMPANY, INC.


                  THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

         FIRST: The name of the Corporation is National Auto Finance Company, Inc. (hereinafter the "Corporation")

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the DGCL.

         FOURTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 21,000,000 shares ("Capital Stock"), consisting of 20,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

         (B) Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Corporation's Board of Directors (the "Board of Directors") prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to authority hereby expressly vested in it, all in accordance with the DGCL. Except as set forth in such resolutions, or as otherwise may be required by law, the holders of shares of Preferred Stock shall not have any voting rights.

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         FIFTH: The name and mailing address of the incorporator are Kevin G.
Adams, c/o National Auto Finance Company L.P., One Park Place, 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487.

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation, and of its directors and stockholders:

         (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of not less than 4 members. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Class II directors shall terminate of the date of the 1998 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors in a Class I, II or III directorship, howsoever resulting, shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill such a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Elections of directors at an annual or special meeting of stockholders shall be by written ballot.

         (B) Each of the directors of the Corporation may be removed from office at any time, but only for cause and only by affirmative vote of the holders of not less than eighty percent of the outstanding shares of Common Stock.

         (C) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series,

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to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided pursuant to this Article SIXTH into classes with the directors elected by the holders of Common Stock unless expressly provided by such terms.


         (D) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation. Stockholders may not make, adopt, alter, amend, change or repeal the By-laws of the Corporation, except upon the affirmative vote of the holders of not less than eighty percent of the outstanding shares of Common Stock.

         (E) Any action required or permitted to be taken at any annual or special meeting of the holders of Common Stock may be taken only upon the vote of such holders at an annual or special meeting duly noticed and called, as provided in the Certificate of Incorporation or the By-laws of the Corporation, and may not be taken by a written consent of such holders in lieu of such meeting.

         (F) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section (F) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         (G) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman or the President of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

         (H) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the

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provisions of the DGCL, this Certificate of Incorporation, and any By-laws adopted by the Board of Directors or the holders of Common Stock in accordance with the provisions of this Certificate of Incorporation; provided, however, that no By-laws hereafter adopted by the holders of Common Stock shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

         SEVENTH: Subject to Article VIII of the Corporation's By-laws, the Corporation shall indemnify to the full extent permitted by law (as now or hereafter in effect), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, employee or agent of, or in any other capacity with respect to, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         EIGHTH: Notwithstanding anything in this Certificate of Incorporation to the contrary, and in addition to any vote of the Board of Directors required by this Certificate of Incorporation or the By-laws of the Corporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of Common Stock shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of Article SIXTH, Article SEVENTH or this Article EIGHTH.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein and granted subject to this reservation.

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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its name this 4th day of October, 1996.


                                           NATIONAL AUTO FINANCE COMPANY, INC.


                                           -----------------------------------
                                           Kevin G. Adams
                                           Sole Incorporator



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